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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on April 12, 2005

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STAPLES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2896127 (I.R.S. Employer Identification No.)
500 Staples Drive, Framingham, Massachusetts 01702, 508-253-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John J. Mahoney
Executive Vice President, Chief Administrative Officer and
Chief Financial Officer
Staples, Inc.
500 Staples Drive
Framingham, Massachusetts 01702
508-253-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Mark G. Borden, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000 Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $0.0006 par value per share	125,000	$30.97	$3,871,250	$456

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on April 11, 2005.

(3)
We previously paid an aggregate filing fee of $46,000 in connection with the Registration Statement on Form S-3 (Registration No. 333-101116 initially filed on November 8, 2002, relating to the registration of $500,000,000 of securities ($273,320,000 of which were never sold or issued and have been deregistered). The filing fee related to those deregistered securities is $25,145.44. Pursuant to Rule 457(p) of the Securities Act of 1933, we are offsetting some of the previously paid but unused filing fee against the filing fee of $456 due in connection with the filing of this Registration Statement.

PROSPECTUS

STAPLES, INC.
EMPLOYEE DIVIDEND REINVESTMENT PROGRAM
125,000 SHARES OF COMMON STOCK

        This prospectus relates to the Employee Dividend Reinvestment Program of Staples, Inc. Under the Program, eligible employees of Staples (including participating subsidiaries of Staples) who hold shares of Staples common stock in specified accounts at the Program administrator will automatically have any cash dividend payments that they would otherwise be entitled to receive on those shares reinvested in additional shares of Staples common stock.

        This prospectus covers up to 125,000 shares of our common stock, plus any additional shares that may be issuable in the event of a stock split, stock dividend, recapitalization or similar change in our common stock.

        Purchases of shares under the Program will be made by the Program administrator in the open market. We will not receive any proceeds from the sale of the shares pursuant to the Program.

        Our common stock is traded on the NASDAQ National Market under the symbol "SPLS." On April 11, 2005, the last reported sale price of our common stock on NASDAQ was $31.09 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves risks. See "Risk Factors" on page 6.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 12, 2005.

STAPLES, INC.

        Staples pioneered the office products superstore concept and is the world's leading office products company. We operate three business segments:

  •
  Staples' North American Retail  consists of our U.S. and Canadian business units that operate office products stores.

  •
  Staples' North American Delivery  consists of our U.S. and Canadian business units that sell and deliver office products and services directly to customers, and includes Staples Business Delivery, Quill and the Staples' contract operations (Staples National Advantage and Staples Business Advantage).

  •
  Staples' International Operations  consist of our operating units that operate office products stores and that sell and deliver office products and services directly to customers in 18 countries in Europe and South America.

        We were organized in 1985 and are incorporated in Delaware. Our principal executive offices are located at 500 Staples Drive, Framingham, MA 01702, and our telephone number is (508) 253-5000. Our web site is located at www.staples.com. We have not incorporated by reference into this prospectus the information on our web site and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only. Unless the context otherwise requires, the terms "Staples," "we," "us" and "our" refer to Staples, Inc. and its subsidiaries.

EMPLOYEE DIVIDEND REINVESTMENT PROGRAM

        This prospectus describes the material features of the Staples Employee Dividend Reinvestment Program. You should read this entire prospectus carefully, as well as the information contained in all documents incorporated by reference into this prospectus, before deciding whether to participate in the Program. Participation in the Program is voluntary. No advice or recommendation is being made relative to your decision to participate in the Program. Investing in Staples common stock involves risks and uncertainties. Please see the section entitled "Risk Factors" below.

  What is the Employee Dividend Reinvestment Program?

        Under the Employee Dividend Reinvestment Program, or the Program, any cash dividend payments that eligible participants would otherwise be entitled to receive on shares of Staples common stock held in specified accounts at the Program administrator will instead be reinvested in additional shares of Staples common stock. Reinvestment of cash dividends will be automatic for a participant who meets the eligibility requirements unless the participant affirmatively opts out of the Program by notifying the Program administrator as set forth below.

  What is Staples' history regarding payment of cash dividends?

        We paid our first annual cash dividend of $0.20 per share of outstanding common stock on May 17, 2004 to shareholders of record on April 26, 2004. In 2005, we will pay an annual cash dividend of $0.25 per share of our outstanding common stock, with such dividend payable on April 14, 2005 to shareholders of record on March 28, 2005. While it is our intention to pay annual cash dividends in years following 2005, any decision to pay future cash dividends will be made by our Board of Directors and will depend upon our earnings, financial condition and other factors. In the event we do pay cash dividends, participants in the Program will have shares of Staples common stock deposited into their retail account at E*TRADE Securities on the dividend payable date resulting from the dividend reinvestment.

  Who administers the Program?

        E*TRADE Securities LLC, or E*TRADE Securities, which provides administrative support for our stock plans, administers the Program. The Program will be administered in accordance with E*TRADE Securities' operating procedures, account holder agreements and such other terms and conditions set forth on the E*TRADE Securities website, www.etrade.com, as such procedures, agreements and other terms and conditions may be amended from time to time at E*TRADE Securities' sole discretion.

  Who is eligible to participate in the Program?

        Eligible current and former employees of Staples (including its participating subsidiaries) may participate in the Program with respect to the shares of Staples common stock held in their accounts at E*TRADE Securities. Such shares may include shares of Staples common stock acquired (1) pursuant to option exercises or other awards made under any of our equity compensation plans, including without limitation our Amended and Restated 1998 Employee Stock Purchase Plan, our Amended and Restated International Employee Stock Purchase Plan, our Amended and Restated 1992 Equity Incentive Plan, our Amended and Restated 1990 Director Stock Option Plan, our 1987 Stock Option Plan, our 1997 United Kingdom Company Share Option Scheme, our 1997 UK Savings Related Share Option Scheme, our 2004 Stock Incentive Plan, and any other equity compensation plans that we may adopt in the future, all of which together we refer to as our stock plans, or (2) in other transactions. In the case of citizens or residents of a country other than the United States, Staples must also determine, in its sole discretion, that such participation is reasonably practicable and does not violate foreign or domestic laws applicable to Staples or the prospective participant. Currently the Program is not available to residents of Canada. In addition, our officers and directors as defined under Section 16(a) of the Exchange Act are not eligible to participate in the Program.

  How does a person participate in the Program?

        If you participate in any of our stock plans, an account will be maintained for you at E*TRADE Securities. Our current and former employees who purchase shares, or exercise options to purchase shares, under any of our stock plans will have the shares deposited into their account at E*TRADE Securities. Under the Program, any shares of Staples common stock (including any shares acquired in transactions other than pursuant to our stock plans) deposited and held in your Program account will automatically participate in the Program such that any cash dividends payable by Staples on those shares will be reinvested in shares of Staples common stock unless the participant has terminated his or her participation in the Program as provided below. Shares received under the Program will be deposited in your account at E*TRADE Securities, and will be subject to dividend reinvestment under the Program, unless you affirmatively opt out of the Program with respect to those shares.

  What is the source of shares to be purchased under the Program?

        E*TRADE Securities will purchase shares of Staples common stock in the open market.

  How and at what price will shares of Staples common stock be purchased under the Program?

        Share purchases in the open market may be made on the NASDAQ National Market or any other stock exchange where Staples common stock is traded, or by negotiated transactions on such terms as E*TRADE Securities may reasonably determine. E*TRADE Securities has sole discretion over the purchase of Staples shares for the Program. None of Staples, its employees or any participant in the Program will have any authority or power to direct the date, time or price at which, or the manner in which, shares may be purchased by E*TRADE Securities. Purchases of shares will be made as soon as practicable following the payment of a cash dividend by Staples. E*TRADE Securities has notified Staples that it intends to make share purchases under the Program on the same date on which Staples pays a cash dividend.

        Under its current operating procedures, E*TRADE Securities will use the opening price of Staples common stock on the dividend payable date to calculate the number of shares of Staples common stock to be deposited in a participant's account. As noted above, E*TRADE Securities operating procedures are subject to change. Participation in the Program may result in owning interests in fractional shares of Staples common stock.

  What are the costs of participating in the Program?

        There are no costs for participating in the Program for so long as you remain a Staples employee. Shares purchased under the Program on your behalf will be placed in your account at E*TRADE Securities. E*TRADE Securities' regular account fees will apply for sales and transfers of such shares, except that under certain circumstances, participants will not be charged a fee for selling fractional shares. If you leave the employment of Staples, E*TRADE Securities will charge account maintenance and activity fees in the event that specified minimum account requirements are not met.

  How does a participant terminate participation in the Program?

        Participation in the Program may be terminated by giving notice to E*TRADE Securities through the execution of a customer service form that can be obtained at www.optionslink.com under the "Employee Stock Plans" tab. The termination will take effect with the next eligible cash dividend provided the notice to terminate was received at least two business days prior to the payable date of the dividend. In addition, participants may sell or transfer shares of Staples common stock held in their accounts as set forth below and such shares will no longer be subject to dividend reinvestment. Terminating participation in the Program, by itself, does not terminate participation in our stock plans.

  How do I sell or otherwise transfer shares purchased under the Program?

        You may sell any number of whole shares in your Program account by calling E*TRADE Securities at 800-838-0908 or 650-599-0125 outside the U.S. or by accessing your account on a secured website at www.etrade.com, or by completing and returning to E*TRADE Securities the appropriate forms. In order to "sell" a fraction of a share, the participant must sell at least one whole share. The participant will be given proceeds from the fractional share based on the sale price of the whole share.

        You can transfer some or all of your shares from your account by properly notifying E*TRADE Securities. A fractional share cannot be transferred. The sum of all fractions will be aggregated and only whole shares will be delivered. Cash in lieu will be paid to you for any remaining fractional share. A transfer of all shares held in your account will automatically include the cash in lieu. With respect to a partial transfer of shares held in your account, you must request the cash in lieu specifically.

  Will certificates be issued for shares purchased under the Program?

        Certificates will be issued upon request when withdrawing shares from your E*TRADE Securities account for an additional fee.

  Can I transfer my right to participate in the Program to another person?

        No. You may not transfer the ownership of your account. In order to transfer ownership of your shares of Staples common stock held in your account to another person, you must transfer those shares out of the account. Only shares retained in your account are eligible to participate in the Program.

  What happens when an employee who participates in the Program leaves Staples?

        The former employee may leave shares of Staples common stock in his or her account and continue to participate in the Program indefinitely. However, E*TRADE Securities will charge account maintenance and activity fees if specified minimum account requirements are not met.

  What type of reports will be sent to participants?

        Statements will be sent quarterly to all account holders with a balance in their account. Statements will be sent monthly for accounts with activity that month. Statements are delivered per the customer's instruction (either online or via mail). If no election is made, E*TRADE Securities will send paper statements.

        Separate confirmation of dividend reinvestment transactions will not be provided; however the activity will be reflected on monthly account statements. Inquiries about particular transactions may be made by contacting the E*TRADE Securities Customer Service Department.

  What happens if Staples issues a stock dividend or declares a stock split?

        In the event dividends are paid in Staples common stock, or if Staples common stock is distributed in connection with any stock split or similar transaction, your account will be adjusted accordingly.

  How will a participant's shares be voted at each meeting of stockholders?

        You will receive proxy materials, including a proxy for shares of Staples common stock held in your account. If you do not vote your proxy by phone or via the Internet, or return a proxy card by mail, your shares will not be voted. Proxy materials and voting rights will be proportionate to any fractional share interest in your account, except in certain types of company reorganizations. In the event of a mandatory company reorganization, any fractional share interest will be handled according to the terms of such reorganization. In the case of a voluntary company reorganization, E*TRADE Securities will act in accordance with your instructions with respect to whole shares of Staples common stock only.

  Who interprets and regulates the Program?

        Staples and E*TRADE Securities will interpret and regulate the Program as deemed necessary or desirable in connection with the operation of the Program and resolve questions or ambiguities concerning the various provisions of the Program.

  Can the Program be amended, modified, suspended or terminated?

        This prospectus (including any supplements or revisions that may be distributed in the future) sets forth the material terms of the Program. Staples may modify or terminate the Program at any time. A supplemental or revised prospectus will be provided to you to reflect any material changes to the Program. E*TRADE Securities also reserves the right to change any of the administrative procedures of the Program. The normal method of notifying you of modifications to the administrative procedures of the Program is to post the information on the E*TRADE Securities website, www.etrade.com.

  What are the responsibilities of Staples and the Program administrator?

        Neither Staples nor E*TRADE Securities will be liable for any act they do in good faith in administering the Program, or for actions required by law, or for any good faith omission to act. Neither Staples nor E*TRADE Securities can assure a profit or protect you against a loss on the shares you purchase through dividend reinvestment under the Program.

  What are the material United States federal income tax consequences of participating in the Program?

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Program. Tax consequences of participating in the Program can vary depending on each participant's tax situation. This summary is not a comprehensive summary of all tax considerations that may be relevant to your participation in the Program. For precise advice as to your specific circumstances or any specific transaction, you should consult your tax advisor. You should also consult your tax advisor regarding the application of any state, local, foreign and other tax laws. This summary is based on the tax laws in effect as of the date of this prospectus. Changes to these laws could alter the tax consequences described below.

  United States Federal Income Taxation

        Cash dividends reinvested under the Program will be taxable as having been received by you even though you have not received them in cash. You will receive an annual statement from E*TRADE Securities indicating the amount of the reinvested dividend reported to the Internal Revenue Service as dividend income. For participants who are considered to be United States persons for United States federal income tax purposes, dividend income is generally taxed at ordinary income rates. However, dividends may be taxed at lower rates if certain holding period and other requirements are met.

  Foreign Participation/Taxation

        Tax consequences of participating in the Program may vary under foreign laws or regulations, and you should determine the tax treatment of the dividend reinvestment before you decide to participate in the Program. In general, dividends paid to participants who are not United States persons for United States federal income tax purposes will be subject to U.S. withholding tax at a 30% rate, subject to reduction by an applicable treaty, unless such income is "effectively connected income".

RISK FACTORS

        Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended January 29, 2005, which are incorporated by reference in this prospectus and the other risk factors and other information that may be contained in, or incorporated by reference from, other filings we make with the Securities and Exchange Commission. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        The prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, when we use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," or "may," or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed elsewhere in this prospectus or in the documents we have incorporated by reference, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. These important factors include the factors we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference. We do not undertake any obligation to update forward-looking statements made by us.

USE OF PROCEEDS

        E*TRADE Securities will purchase the shares of Staples' common stock to be issued under the Program in the open market and we will not receive any of the proceeds of the offering.

PLAN OF DISTRIBUTION

        E*TRADE Securities will purchase the shares of Staples' common stock to be issued under the Program in the open market.

VALIDITY OF SECURITIES

        The validity of the securities offered hereby will be passed upon for us by Jack A. VanWoerkom, Executive Vice President and General Counsel of Staples. Mr. VanWoerkom owns, and has options to purchase, shares of Staples common stock.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 29, 2005, and management's assessment of the effectiveness of our internal control over financial reporting as of January 29, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements, schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC requires us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.

  (1)
  Our Annual Report on Form 10-K for the fiscal year ended January 29, 2005;

  (2)
  Our Current Report on Form 8-K filed on March 4, 2005 and our Current Reports on Form 8-K filed on March 10, 2005;

  (3)
  All our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement; and

  (4)
  The description of our common stock contained in our registration statement on Form 8-A dated April 10, 1989.

        Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

        We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 500 Staples Drive, Framingham, Massachusetts 01702, (508) 253-5000, Attention: Vice President of Investor Relations.

        You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Staples, Inc. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee—Securities and Exchange Commission	$456
Legal fees and expenses	$20,000
Accounting fees and expenses	$10,000
Miscellaneous expenses	$4,544

Total Expenses	$35,000

Item 15. Indemnification of Directors and Officers.

        Except as hereinafter set forth, there is no provision of Staples' certificate of incorporation, or any contract, arrangement or statute under which any director or officer of Staples is insured or indemnified in any manner against any liability that such individual may incur in his or her capacity as such.

        Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        Staples' second restated certificate of incorporation provides that Staples shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Staples' second restated certificate of incorporation also provides that no director shall be liable to Staples or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Staples or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

        Staples' amended and restated by-laws contain provisions to the effect that each director and officer of Staples shall be indemnified by Staples against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of having been an officer, director or employee of Staples or of any other organization at the request of Staples. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if any of the following determine that indemnification is proper in the circumstances because the person seeking indemnification has met applicable standards of conduct:

  •
  by the board of directors by a majority vote of a quorum consisting of disinterested directors;

  •
  if a quorum consisting of disinterested directors is not obtainable, by a majority of a committee of two or more disinterested directors;

  •
  independent legal counsel;

  •
  if the board directs, by the stockholders; or

  •
  by a court of competent jurisdiction.

        It must be determined that the director, officer or employee acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of Staples, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

        Staples maintains directors and officers liability insurance for the benefit of its directors and certain officers.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER		DESCRIPTION
3.1	(1)	Second Restated Certificate of Incorporation of the Registrant
3.2	(2)	Amended and Restated By-Laws of the Registrant
5.1		Opinion of Jack A. VanWoerkom
23.1		Consent of Ernst & Young LLP
23.2		Consent of Jack A. VanWoerkom, included in Exhibit 5.1 filed herewith
24.1		Power of Attorney (see page II-4 of this Registration Statement)

(1)
Incorporated by reference from the Form 10-K for the fiscal year ended February 1, 2003 (File No. 0-17586).

(2)
Incorporated by reference from the Registrant's Form 10-K for the fiscal year ended February 3, 2001.

Item 17. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

        (2)   That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on April 8, 2005.

STAPLES, INC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent Chairman of the Board and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Staples, Inc., hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney and Jack A. VanWoerkom and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Staples, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD L. SARGENT Ronald L. Sargent	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 8, 2005
/s/ JOHN J. MAHONEY John J. Mahoney	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	April 8, 2005

/s/ CHRISTINE T. KOMOLA Christine T. Komola	Senior Vice President, Corporate Controller (Principal Accounting Officer)	April 8, 2005
/s/ BASIL L. ANDERSON Basil L. Anderson	Director and Vice Chairman	April 8, 2005
/s/ BRENDA C. BARNES Brenda C. Barnes	Director	April 8, 2005
/s/ ARTHUR M. BLANK Arthur M. Blank	Director	April 8, 2005
/s/ MARY ELIZABETH BURTON Mary Elizabeth Burton	Director	April 8, 2005
/s/ GARY L. CRITTENDEN Gary L. Crittenden	Director	April 8, 2005
/s/ RICHARD J. CURRIE Richard J. Currie	Director	April 8, 2005
/s/ GEORGE J. MITCHELL George J. Mitchell	Director	April 8, 2005
/s/ ROWLAND T. MORIARTY Rowland T. Moriarty	Director	April 8, 2005
/s/ ROBERT C. NAKASONE Robert C. Nakasone	Director	April 8, 2005
/s/ MARTIN TRUST Martin Trust	Director	April 8, 2005
/s/ PAUL F. WALSH Paul F. Walsh	Director	April 8, 2005